UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SYMANTEC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information was posted on Symantec Corporation’s internal corporate website for employees on September 27, 2013:

Title: Every shareholder vote counts

We host a shareholder meeting on an annual basis to elect directors and to transact other appropriate business as required by federal and state laws, the NASDAQ exchange, and Symantec’s bylaws. During our Annual Shareholder Meeting, our Chairman of the Board moderates the meeting, our General Counsel and Secretary conducts the formal business of the meeting, and members of the Board, CEO and executive management are present and available to answer questions from shareholders. This gives our shareholders the opportunity to vote on the proposals as outlined in our proxy statement and provide feedback on the decisions affecting the direction of our company. The meeting also provides us with an opportunity to interact with our shareholders, hear their concerns, and answer their questions.

Symantec’s 2013 Annual Shareholder Meeting will be held at 9:00 a.m. Pacific Time on Tuesday, October 22, 2013. We offer two ways for shareholders to participate: in person at our corporate headquarters in Mountain View, California and remotely via webcast with a dial-in number for questions. This hybrid approach allows shareholders to attend regardless of their physical location. We encourage employees to attend via the webcast or listen to the replay that will be available within 24 hours on the investor relations website at: www.symantec.com/invest.

Proxy Statement

A proxy statement provides, among other things, notice of the annual meeting, voting procedure details, information on the proposals to be voted on, board and executive compensation information, and background information on our nominated directors. A copy of Symantec’s proxy statement is included in our 2013 Annual Report.

Shareholders will be asked to vote on six proposals. Symantec’s Board of Directors recommend that you vote as follows:

✓	FOR: Election to the Board of the ten nominees named in the proxy statement;

✓	FOR: Ratification of the appointment of our independent registered public accounting firm for the 2014 fiscal year;

✓	FOR: Advisory vote to approve our executive compensation;

✓	FOR: Approval of our 2013 Equity Incentive Plan;

✓	FOR: Approval of an amendment to our 2008 Employee Stock Purchase Plan; and

✓	FOR: Approval of our amended and restated Senior Executive Incentive Plan.

Please refer to our 2013 Proxy Statement for detailed information on each of the proposals.

Voting

If you owned shares of Symantec stock on August 23, 2013, you are entitled to vote. Shareholders should have received a notice regarding availability of proxy materials starting on or about the September 3rd. The notice includes a link to www.proxyvote.com and a 12-digit control number to allow you to access our proxy materials and vote your shares.

You may vote in person, by mail, over the phone, or via the Internet by following the instructions provided in the notice you received via email or U.S. Mail. When votes are submitted via the Internet or by telephone they must be received by 11:59 p.m., Eastern Time, on October 21, 2013, the day before the meeting.

We encourage you to vote electronically. It’s simple and easy to get started; all you will need is your 12-digit control number. Please click here to cast your vote electronically.

We also encourage you to receive your proxy materials electronically in the future. Please click here to enroll.

What happens when shareholders don’t cast their vote?

If you do not cast your vote, your shares will not be counted in determining the number of shares necessary for approval of the proposals. Therefore, it is important that you vote your shares. We encourage you to vote along with the Board’s recommendations as provided above.

Voting Results

The preliminary voting results will be announced at the meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (SEC) as a Form 8-K within four business days of the meeting. We will post the final voting results on our Investor Relations website at www.symantec.com/invest.